Exhibit 99.1

Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com

CEB DECLARES QUARTERLY CASH DIVIDEND

WASHINGTON, D.C. (May 5, 2005) — The Corporate Executive Board Company (CEB) (NASDAQ/NM: EXBD) today announced that its Board of Directors has approved a 2005 second-quarter cash dividend on its common stock of $0.10 per share. The Company will fund its dividend payments with cash on hand and cash generated from operations. The dividend is payable on June 30, 2005, to stockholders of record at the close of business on June 15, 2005.

The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 2,300 of the world’s largest and most prestigious corporations, including over 80% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 275,000 corporate best practices.